UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2017

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2017, Radisys Corporation (the “Company” or “Radisys”) entered into Amendment No. 3 to Credit Agreement (the "Third Amendment”) with Silicon Valley Bank (“SVB”), as administrative agent, and the other lenders party thereto, which amends the Credit Agreement (as amended from time to time, the "Credit Agreement") among Radisys, SVB, as administrative agent, and the other lenders party thereto. Pursuant to the Third Amendment, the following changes were made to the Credit Agreement:

1.    The Third Amendment decreased the revolving loan commitment under the Credit Agreement to $30.0 million from $55.0 million.

2.    Borrowings under the Credit Agreement are subject to a borrowing base, which is a formula based upon certain eligible accounts receivable plus a non-formula amount if the Company meets certain liquidity requirements. The Third Amendment amended the borrowing availability under the Credit Agreement as follows

•The principal amount of revolving and letters of credit outstanding at any time cannot exceed the lesser of (i) the revolving commitments in effect at such time, and (ii) the sum of the Borrowing Base (as defined in the Credit Agreement) and $2.5 million (reduced from $7.5 million; provided that the $7.5 million was subject to the Company meeting certain liquidity requirements); and

• The non-formula overadvance facility was removed from the Credit Agreement, which previously permitted the Company to borrow revolving loans for one business day during the last business day of any fiscal quarter if the Company met certain liquidity and other conditions.

3.     The Third Amendment amended the per annum interest under the Credit Agreement. Under the Third Amendment, commencing on September 5, 2017 and until the earlier of either (i) Consolidated Adjusted EBITDA (as defined in the Credit Agreement) for two consecutive quarters is greater than or equal to $0 or (ii) the Company raises $15,000,000 or more in capital from a source other than Company or its subsidiaries, the interest rate on the revolving loans outstanding under the Credit Agreement will be increased by 0.50%.

4.    The Third Amendment amended the required minimum trailing twelve month Consolidated Adjusted EBITDA (as defined in the Third Amendment) that the Company is required to maintain as follows:

Quarter Ending	Minimum Consolidated Adjusted EBITDA
9/30/17	($4,500,000)
12/31/17	($5,500,000)
3/31/18	($5,000,000)
6/30/18	($5,000,000)
9/30/18	$0
12/31/18	$2,000,000
3/31/19 and the last day of each fiscal quarter thereafter	To be reset by amendment in accordance with the following paragraph

5.    The Third Amendment amended the add-back of certain restructuring costs on a trailing twelve month basis in the calculation of Consolidated Adjusted EBITDA as follows:

12 Month Period Ended	Restructuring Costs
9/30/17	$10,786,000 (inclusive of the quarter ending 9/30/17 non-cash inventory write down)
12/31/17	$10,471,000
3/31/18	$12,235,000
6/30/18	$11,000,000
9/30/18	$3,000,000
12/31/18	$2,000,000

6.    The Third Amendment replaced the required minimum liquidity covenant in the Credit Agreement with a minimum Liquidity Ratio. The Liquidity Ratio is defined as the quotient of the Company’s Liquidity (as defined in the Third Amendment) divided by the Company’s Consolidated Senior Funded Indebtedness (as defined in the Third Amendment), measured as of the last day of the applicable month, as follows (as defined in the Third Amendment):

Month Ended	Minimum Liquidity Ratio
8/31/17 through 12/31/17	1.50:1.00
1/31/18 and 2/28/18	1.35:1.00
3/31/18	1.50:1.00
4/30/18 and 5/31/18	1.35:1.00
6/30/18 and Thereafter	1.50:1.00

7.    The Third Amendment removed the non-formula minimum liquidity covenant from the Credit Agreement:
The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit Number	Description
10.1	Third Amendment to the Credit Agreement, dated September 5, 2017, among Radisys Corporation, as borrower, Silicon Valley Bank, as administrative agent, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADISYS CORPORATION
Date:	September 6, 2017	By:	/s/ Jonathan Wilson
Jonathan Wilson
Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)